Exhibit 3.I


                                 Mail to: Secretary of State     For office use
                                   Corporations Section            only
Please include a typed           1560 Broadway, Suite 200
seIf-addressed envelope               Denver, CO 80202
                                      (303) 894-2251
MUST BE TYPED                       Fax (303) 894-2242
FILING FEE: $50.00
MUST SUBMIT TWO COPIES
            ---

                            ARTICLES OF INCORPORATION

Name Ten Stix Inc.
     ---------------------------------------------------------------------------
Principal Street Address 3101 Riverside Dr., Idaho Springs, CO 80452
--------------------------------------------------------------------------------
Cumulative voting shares of stock is authorized. Yes [ ]  No [X]

If duration is less than perpetual enter number of years
                                                          ------------------
Preemptive rights are granted to shareholders. Yes [X]  No [ ]

Stock information: (If additional space is needed, continue on a separate sheet of paper.)

Stock Class    Common     Authorized Shares  50,000     Par Value   none
             ----------                     --------              --------
Stock Class               Authorized Shares             Par Value
             ----------                     --------              --------

The name of the initial registered agent and the address of the registered office is:(Corporations use last name space)


Last Name  Sawyer                  First & Middle Name       Thomas E.
          ------------------------                      -----------------------
StreetAddress   3101 Riverside Dr., Idaho Springs, CO 8O465
                ----------------------------------------------------------------
Signature of Registered Agent    /s/  Thomas E. Sawyer
                                 -----------------------------------------------
                                      Thomas E. Sawyer
These articles are to have a delayed effective date of:      none
                                                        ------------------------
Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper.

        NAME                                        ADDRESS

Thomas E. Sawyer                     3101 Riverside Dr., Idaho Springs, CO 8O465
---------------------------          -------------------------------------------

Tone A. Cranford                     12252 W. Chenango Dr., Morrison, CO 80465
---------------------------          -------------------------------------------


lncorporators who are natural persons must be 18 years or more. The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature /s/  Thomas E. Sawyer         Signature /s/  Tony A. Cranford
          ------------------------                ------------------------------
               Thomas E. Sawyer                        Tony A. Cranford

                                    AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant to the provision of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Ten Stix Inc.

SECOND: The following amendment to the Articles 01: Incorporation was adopted on September 16, 1998, as prescribed by the Colorado Business Corporation Act:

Stock Information:

The aggregate number of shares which the corporation shall have authority to issue is 500 million plus 100,01)0. The total authorized shares of the corporation shall be divided into 500 million shares, of which will be common stock and 100,000 shares, of which will be preferred "A" stock. Of the common shares, 500 million shall be issued at the par value of .001 for eaah share. Of the preferred, 100,000 shares shall be issued at the par value of .001 for each share.

Each share of preferred A stock shall carry, and the hoider shall possess, the right to convert each share into 500 shares of the common stock, after September 16, 1998. The shareholders shall present and surrender to the corporation at its business address, or at any place where the corporation shall shall maintain a transfer agency, the certificates for the preferred stock so to be converted. The holder of the stock shall then be entitled to receive in exchange individual certificates for shares of the fully paid and nonassessable common stock of the corporation at the rate stated above, all under suitable regulations to be prescibed by the board of directors of the corporation.

Except as otherwise required by the Colorado Business Corporation Act, the holders of the preferred stock have the same rights as the holders of the common stock, and for all rights, each share of the preferred stock is equal to 500 shares of the common stock.

THIRD: These amended articles correctly set forth the provisions of the articles of incorporatlon as amended, and they supersede the original articles of incorporation. These amended articles were approved by a vote of the shareholders on September 16, 1998 and the number of shares voted for the amended articles was sufficient for approval. Furthermore, these amended articles were approved by the board of directors on September 16, 1998.

    /s/  Thomas E. Saywer
   -----------------------
BY:
Its President and Director